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                                                                  Exhibit 10(aa)
                            UNITED STATES OF AMERICA
                       CONSUMER PRODUCT SAFETY COMMISSION

------------------------------
    In the Matter of
 CENTRAL SPRINKLER CORP.,
          and                            CPSC DOCKET NO. 98-2

 CENTRAL SPRINKLER Co.,
      Respondents
------------------------------

                               CONSENT AGREEMENT

          This Consent Agreement is made by and between the staff of the Consumer Product Safety Commission and Respondents, Central Sprinkler Corp. and Central Sprinkler Co., to settle the above-captioned administrative action. The parties agree as follows:


                                    Parties

          1. The "staff" is the staff of the United States Consumer Product Safety Commission ("CPSC" or "the Commission"), an independent regulatory agency of the United States, established by Congress pursuant to Section 4 of the Consumer Product Safety Act ("CPSA"), 15 U.S.C. Section 2053.


          2. Respondents Central Sprinkler Corporation and Central Sprinkler Company (hereinafter collectively "Central") are corporations organized and existing under the laws of

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

the Commonwealth of Pennsylvania, with their principal place of business at 451 North Cannon Ave., Lansdale, PA 19446.

                                 Subject Matter

        3. From 1982 to July, 1998, Central manufactured and sold and/or distributed between 9 and 10 million "Omega" brand automatic fire sprinklers. On March 3, 1998, the staff of the Consumer Product Safety Commission filed an Administrative Complaint ("Complaint") against Central, seeking recall and replacement of Central's Omega fire sprinklers pursuant to 15 U.S.C. Section 2064. The Complaint alleges that Central's Omega sprinklers are defective and will not function in certain fire situations, creating a substantial risk of bodily injury and/or death.

        4. To date, the staff has received reports that from 1990 to the present, Omega sprinklers did not function in 20 fires.

        5. Central his filed an answer to the Complaint in which it avers, inter alia, that its Omega sprinklers are not defective within the meaning of 15 U.S.C. Section 2064.

        6. The staff also contends that Central obtained information which reasonably supported the conclusion that Omega sprinklers contained a defect or defects that could create a substantial risk of injury to the public but failed to report such information in a timely manner pursuant to 15 U.S.C. 2064(b). Central denies any wrongdoing under 15 U.S.C. Section 2064(b).

                            Agreement of the Parties

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.
                                       2

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        7. It is the express purpose of the parties in entering into this
Agreement to protect the public safety by carrying out the recall and replacement of Omega sprinklers.

        8. The parties intend for this Consent Agreement and the attached Order (hereinafter "Order" or "the Order"), which is hereby incorporated by reference. to resolve all allegations and requests for relief set forth in the Administrative Complaint in this proceeding and to bar the initiation or referral by the CPSC of any administrative, civil, or criminal claims within the CPSC's jurisdiction arising from the conduct of Central, its officers, directors and/or employees regarding Omega sprinklers. This resolution shall not apply to any actions arising from non-compliance with or disputes pertaining to this Agreement or the Order.

        9. For purposes of this settlement only, Central admits that "Omega" fire sprinklers are "consumer products" under Section 3 of the CPSA, 15 U.S.C.
Section 2052, subject to the jurisdiction of the Consumer Product Safety Commission.

        10. For purposes of this settlement only, Central agrees not to contest the allegations in the Complaint that "Omega" fire sprinklers contain a "defect which creates a substantial product hazard," as those terms are defined in
Section 15(a) of the CPSA, 15 U.S.C. Section 2064(a). Central has agreed not to contest these allegations in order to avoid the expense, inconvenience and risks associated with further litigation, and the parties recognize that this resolution and this Consent Agreement may not be used or introduced as evidence of defect or hazard against Central in other litigation not involving the Commission or its staff. Entry of the Order will neither impair nor assist the bringing of any other action.

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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        11. As part of the amounts referenced in 1.a and 1.b of Appendix C of the Order, Central shall deposit, without any adjudication or admission of fact or law, $1.3 million into the Trust established in Appendix C of the Order, in settlement of the staff's contention that Central failed to report to the Commission problems with the Omega pursuant to 15 U.S.C. Section 2064(b). Central has agreed to do so solely to avoid the inconvenience and burden of litigation of this issue.

        12. Upon acceptance by the Consumer Product Safety Commission of this Consent Agreement, and entry of the Order, Central knowingly, voluntarily and completely waives and relinquishes any past, present and/or future right or rights in this matter: (1) to an administrative or judicial hearing and to all further procedural steps, including findings of fact, conclusions of law and/or further determination of whether Omega sprinklers contain a defect which creates a substantial product hazard within the meaning of Section 15 of the CPSA; (2) to seek judicial review or otherwise contest the validity of this Consent Agreement and/or Order as issued and entered, and (3) to seek judicial review of this or any past orders, findings and/or determinations of the Commission or the Presiding Officer in this matter, except as set forth in the provisions regarding review in Paragraph 28 of this Agreement.

        13. Central agrees to fulfill all requirements of the Order.

        14. Central agrees to immediately cease and desist manufacturing, selling, distributing, marketing, exporting, importing, and/or attempting to distribute or sell any

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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Omega sprinkler, whether by itself or through its subsidiaries, affiliates,
Central-owned distribution centers, or any other persons or entities over whom Central has control, whether in the United States or any other foreign state, country, or territory.

        15. Central shall request that Underwriters Laboratories, Inc. withdraw its listing of approval for all Omega sprinklers.

        16. Central shall provide the staff with thirty days written notice of any transfer of property rights it holds in the following U.S. Patents:
4,465,141; 4,491,182; 4,508,175; 4,553,602; 5,094,298; 4,619,327; 3,734,191;
3,902,510; 3,877,527, 3,911,940; 3,991,829, and 4,359,098.

        17. A violation of this Consent Agreement or the Order is a prohibited act within the meaning of Section 19 of the CPSA, 15 U.S.C. Section 2068.

        18. The Commission or Central may disclose terms of this Consent Agreement and Order to the public.

        19. This Consent Agreement shall take effect upon its final acceptance by the Consumer Product Safety Commission.

        20. This Consent Agreement and Order shall be binding upon the parties hereto and their successors, assigns, and receivers. If, prior to the termination of this Consent Agreement and Order, Central merges with any other corporation or sells, assigns, or otherwise transfers substantially all of its assets, Central shall provide reasonable prior notice to the surviving corporation or, in the case of an asset sale, assignment, or transfer, the

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

purchaser, transferee, or assignee of substantially all of Central's assets, of this Consent Agreement and Order, and of its binding effect upon said surviving corporation, purchaser, assignee, or transferee. The existence of this Consent Agreement and Order and their binding effect shall be noted in any agreement between Central and such surviving corporation, purchaser, transferee, or assignee. It shall be a condition of any such merger, sale, assignment, or transfer that the surviving corporation or, in the case of an asset sale, the purchaser, assignee, or transferee, execute a document agreeing to be bound by the provisions of this Consent Agreement and Order, and to submit to the jurisdiction of the Commission for purposes of enforcement of this Consent Agreement and Order. In the event of any merger or sale, transfer, or assignment of substantially all of Central's assets, notice shall be provided to the staff no later than 15 days prior to any such merger or asset sale, transfer, or assignment.

        21. This Consent Agreement and Order have been negotiated by the parties. Central is not relying on the advice of the staff, nor anyone associated with the staff, as to legal, tax, or other consequences of any kind arising out of this Consent Agreement and Order, and Central specifically assumes the risk of all such legal, tax and other consequences.

        22. For all purposes, this Consent Agreement and Order shall constitute an enforceable judgment obtained in an action or proceeding by a governmental unit to enforce its police or regulatory power. Central acknowledges and agrees that this Agreement and Order are pursuant to the Commission's police or regulatory power to remedy the risk

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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created by and protect the public from a substantial product hazard which the
Commission believes is presented by Omega sprinklers, and that the Agreement and Order are not subject to an automatic stay if Central becomes the subject of a bankruptcy proceeding.

        23. If all of the Replacement Sprinklers are not listed or approved by Underwriters' Laboratories Inc. "UL") and all of the exclusively non-residential Replacement Sprinklers are not listed or approved by Factory Mutual Research Corporation ("FMRC") by November 1, 1998, or if the listing or approval of any of the Replacement Sprinklers by UL or FMRC is withdrawn, discontinued or modified at any time, for any reason whatsoever, the Commission, at its sole discretion and upon reasonable notice to Central, may void, suspend, or rescind all or any part of this Consent Agreement and Order.

        24. The Commission, at its sole discretion and upon reasonable notice to Central, may void, suspend, or rescind all or any part of this Consent Agreement and Order if Central has made material misrepresentations regarding its current financial condition, manufacturing and shipping costs for Replacement Sprinklers and Replacement Parts, the number of Omega sprinklers remaining to be remediated (approximately 8.4 million), and/or the projected costs of administering the recall and replacement program in this Agreement and Order, and the staff has relied on those misrepresentations in entering into this Agreement. Appendix D of the Order lists those documents containing representations deemed material by the parties.


Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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        25. Beginning 3 months after the effective date of the Commission's
Order, and for every 3 months thereafter until the expiration or final determination of the Claims as defined in Paragraph 1.c of Appendix C of the Order, Central shall provide to the staff a full report on the progress and status of the Claims as defined in Paragraph 1.c of Appendix C of the Order, and the progress and status of the remediation program set forth in this Agreement and Order, including but not limited to the payments made to the Trust as defined in Appendix C of the Order, and the expenses paid and/or incurred for notice and administration of the remediation program set forth in this Agreement and Order. Central shall provide, with these reports, the daily timesheets, with descriptions of all work performed, of each Central employee involved in administration of the remediation program, for the time period since the last report date. At any time, upon reasonable written notice, the Commission may require Central to submit to an independent or Commission review and/or audit of the remediation program set forth in this Consent Agreement and Order, and/or any Claims as defined in Paragraph 1.c of Appendix C. Central shall provide the staff with a copy of every audit report of its financial condition within 5 business days of the date the report is prepared.

        26. If, after the effective date hereof, any provision of this Consent Agreement and Order is held to be illegal, invalid, or unenforceable under present or future laws effective during the terms of this Consent Agreement and Order, such provision shall be fully severable. The rest of the Agreement and Order shall remain in full effect, unless the

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

Commission determines that severing the provision materially impacts the rernediation program set forth in this Agreement and Order.

        27. Central acknowledges that this Consent Agreement and Order have been negotiated between unrelated, sophisticated and knowledgeable parties acting in their own self-interest and represented by counsel, and the provisions of this Consent Agreement and Order shall not be interpreted or construed against any person or entity because that person or entity or any of its attorneys or representatives drafted or participated in drafting this Consent Agreement.

        28. The provisions of this Consent Agreement and Order shall be interpreted in a reasonable manner to effect its purpose to remedy the alleged hazard that Omegas pose. In the event of a dispute between the parties arising under this Consent Agreement and Order, the parties agree to submit the issue for determination by the Commission. Except as stated to the contrary in Paragraphs 7 through 10 of Appendix C of the Order, Central shall have the right to seek judicial review of the Commission decision, such review to be based upon the record of any such Commission proceeding and according to law.

        29. The existence of a dispute shall not excuse, toll, or suspend any obligation or deadline imposed upon Central under this Consent Agreement and Order.

        30. This Consent Agreement and Order shall not be waived, changed, amended, modified, or otherwise altered, except in writing executed by the party or parties against

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

whom such amendment, modification, alteration, or waiver is sought to be enforced, and approved by the Commission.


Dated: October 1, 1998
       -------------------------

/s/ Eric H. Singer, Esq.                    /s/ J. Gordon Cooney, Jr., Esq.
----------------------------------------    ------------------------------------
Deborah S. Orlove, Esq.                     J. Gordon Cooney, Jr., Esq.
Eric H. Singer, Esq.                        Emily J. Lawrence, Esq.
Howard N. Tarnoff, Esq.                     MORGAN, LEWIS & BOCKIUS LLP
Complaint Counsel                           2000 One Logan Square
U.S. Consumer Product Safety Commission     Philladelphia, PA  19103
Office of Compliance                        (215) 963-5000
4330 East West Highway
Bethesda, MD 20814
(301) 504-0626





Of Counsel                                  Michael F. Healy. Esq.
Eric L. Stone                               MORGAN, LEWIS & BOCKIUS LLP
Director, Legal Division                    1800 M Street, NW
Alan H. Schoem                              Washington, DC 20036-5869
Assistant Executive Director                (202) 467-7000
Office of Compliance

                                            John C. Fenningham, Esq.
Complaint Counsel                           CORR, STEVENS & FENNINGHAM
                                            Five Neshaminy Interplex, Suite 315
                                            Trevose, PA 19053
                                            (215) 639-4070

                                            Counsel for Respondents

                                            /s/ E. Talbot Briddell
                                            ------------------------------------
                                            E. Talbot Briddell
                                            CEO, Central Sprinkler Corp. and
                                            Central Sprinkler Co.

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.